                                EXHIBIT NO. 11.1


                            STATEMENT OF COMPUTATION
                         OF NET INVESTMENT (LOSS) INCOME
                          PER LIMITED PARTNERSHIP UNIT


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                           KAGAN MEDIA PARTNERS, L.P.


                   STATEMENT OF COMPUTATION OF NET INVESTMENT
                   (LOSS) INCOME PER LIMITED PARTNERSHIP UNIT


                                                             FOR THE THREE MONTHS                   FOR THE NINE MONTHS
                                                              ENDED SEPTEMBER 30                    ENDED SEPTEMBER 30
                                                           1996               1995               1996               1995
                                                       -----------        -----------        -----------        -----------

Net Investment (Loss) Income                           $   (20,511)       $   (27,628)       $   (79,519)       $   109,518

Percentage Allocable to Limited Partners                        99%                99%                99%                99%
                                                       -----------        -----------        -----------        -----------

Net Investment (Loss) Income Allocable to Limited
Partners                                               $   (20,306)       $   (27,352)       $   (78,724)       $   108,423
                                                       -----------        -----------        -----------        -----------

Weighted Average Number of Limited Partnership
Units Outstanding                                        1,388,473          1,388,473          1,388,473          1,388,473
                                                       -----------        -----------        -----------        -----------

Net Investment (Loss) Income Per Limited
Partnership Unit                                       $      (.01)       $      (.02)       $      (.05)       $       .08
                                                       -----------        -----------        -----------        -----------


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